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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 12, 1996 with respect to the financial statements of Regional Bank of Colorado, National Association in this Registration Statement, to the filing of the form of our federal tax opinion as an exhibit to this registration statement, to the summarization of our federal tax opinion in this registration statement, and to the references to our firm under the captions "Certain U.S. Federal Income Tax Consequences" and "Experts" in this Registration Statement.



                                        /s/ GRA, Thompson, White & Co., P.A.



Englewood, Colorado
April 18, 1996